Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

MCBC Holdings, Inc. and subsidiaries

Vonore, Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 1, 2015, relating to the consolidated financial statements of MCBC Holdings, Inc. and subsidiaries appearing in the Company’s Registration Statement on Form S-1 dated July 16, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Memphis, Tennessee

July 23, 2015